Exhibit 99.2

Allied Esports Entertainment, Inc. Receives Proposal from Bally’s Corporation

IRVINE, Calf.--(BUSINESS WIRE)-- Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company”), a global esports entertainment company, confirmed that it received an unsolicited proposal from Bally’s Corporation (“Bally’s”) to acquire all of the outstanding equity interests of the Company for a total consideration of $100 million, payable, at the Company’s option, in cash, Bally’s capital stock, or a combination of both. The Bally’s proposal would require the Company to terminate its previously announced agreement with Element Partners, LLC (“Element”) to sell all of the equity interests of Club Services, Inc. (“CSI”), an indirect wholly-owned subsidiary of the Company that directly or indirectly owns the Company’s poker-related business and assets, including the entities comprising the World Poker Tour® (“World Poker Tour,” or “WPT®”), for consideration totaling $78,250,000.

The Company’s Board of Directors, consistent with its duties and the Company’s obligations under its existing agreement with Element, will evaluate Bally’s proposal in due course. The Company and Element continue to discuss potential updates to the current terms of their agreement.

There can be no assurance that the Company will enter into a definitive agreement with Bally’s or consummate any transaction with Bally’s.

At this time, the Company’s Board of Directors continues to recommend to the Company’s stockholders the approval of the transaction with Element. The Company has filed with the SEC and mailed to its stockholders a Consent Solicitation Statement in connection with the Element transaction. If approved by the Company’s stockholders, and subject to satisfaction of other closing conditions, the transaction with Element would be expected to close on or about March 30, 2021.

The Company will file a current report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing a copy of Bally’s proposal. The current report on Form 8-K will be available on the SEC’s website, http://www.sec.gov. Stockholders are urged to read the proposal.

About World Poker Tour

World Poker Tour (WPT) is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. Leading innovation in the sport of poker since 2002, WPT ignited the global poker boom with the creation of a unique television show based on a series of high-stakes poker tournaments. WPT has broadcast globally in more than 150 countries and territories, and is currently producing its 18th season, which airs on FOX Sports Regional Networks in the United States. Season XVIII of WPT is sponsored by ClubWPT.com. ClubWPT.com is a unique online membership site that offers inside access to the WPT, as well as a sweepstakes-based poker club available in 43 states and territories across the United States, Australia, Canada, France and the United Kingdom. WPT also participates in strategic brand license, partnership, and sponsorship opportunities. For more information, go to WPT.com. WPT Enterprises Inc. is a subsidiary of Allied Esports Entertainment, Inc.

About Allied Esports Entertainment (AESE)

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On January 19, 2021, AESE entered into a Stock Purchase Agreement to sell the equity interests that own WPT to Element Partners, LLC once all applicable shareholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied (the “Proposed Transaction”).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Allied Esports Entertainment, Inc. and the World Poker Tour (collectively, the “Companies”) (including certain projections and business trends, and statements, which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. For example, the Bally’s proposal may not result in a definitive agreement for an alternative transaction. Other risks and uncertainties include, but are not limited to, each Company’s respective revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel, and the ability to retain key personnel. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and no Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. With respect to the Proposed Transaction, these factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement or could otherwise cause the Proposed Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Proposed Transaction; the inability to complete the Proposed Transaction, including due to failure to obtain approval of AESE’s stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Proposed Transaction; a change in our plans to retain the net cash proceeds from the Proposed Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Proposed Transaction; an event or condition that results in our not fully participating in the future revenues of Buyer (as contemplated by the Stock Purchase Agreement); and a decision not to pursue strategic options for the esports business. Further information on potential factors that could affect our business is described under “Risk Factors” in AESE’s Consent Solicitation Statement dated February 1, 2021, filed with the SEC on February 2, 2021.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, consent, or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Additional Information Has Been Filed With the SEC

AESE has filed with the SEC and mailed to its stockholders the Consent Solicitation Statement in connection with the Proposed Transaction. The Consent Solicitation Statement contains important information about the Companies, the Proposed Transaction and the Stock Purchase Agreement. Investors and stockholders are urged to read the Consent Solicitation Statement carefully before making any decision to invest or consent to the Proposed Transaction.

Investors and stockholders will be able to obtain free copies of the Consent Solicitation Statement and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov. AESE encourages all stockholders of record on January 28, 2021, whom have not yet completed a stockholder consent to approve the Proposed Transaction, to do so by April 9, 2021 at 5:00 p.m. (Eastern Time). Stockholders who have any questions or require any assistance with completing a stockholder consent or who do not have the required materials, may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the solicitation of consents with respect to the Proposed Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2019 and its definitive consent solicitation statement for the Proposed Transaction which was filed with the SEC on February 2, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 6.8% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Proposed Transaction by reading the proxy statement and other filings referred to above.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210305005230/en/

Investor Contact:
Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

Source: Allied Esports Entertainment, Inc.

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